EXHIBIT 99.1

HeadTrainer Acquired by Telehealthcare, Targets Athletes with Mobile App Platform

FOR IMMEDIATE RELEASE

SAN CLEMENTE, CA – 09/13/2017– San Clemente, CA based Telehealthcare, Inc. (OTC PINK: TLLT) (“Telehealthcare”, or the “Company”), has announced its acquisition of HeadTrainer, Inc. a North Carolina-based technology and cognitive training company for athletes.

Telehealthcare will immediately begin to operate under the HeadTrainer brand name. Bob Finigan will become the Company’s new Chairman and CEO and Derek Cahill has resigned from all positions in the Company, including Director and CEO. In connection with the merger agreement, the Company was restructured from 153,878,000 common shares issued and outstanding, to approximately 93,373,000 common shares issued and outstanding, which includes 52,500,000 common shares issued to the HeadTrainer shareholders pursuant to the agreement and plan of merger with HeadTrainer, Inc.

The HeadTrainer app provides athletes of all ages and skill levels, the ability to potentially improve cognitive skills through sports themed games, providing users with endorsements and tips from world-class athletes. The app has the potential to improve focus and concentration, helps with visual-spatial awareness, improves decision making and problem solving and can decrease the amount of time it takes a person to complete a mental task.

Mr. Finigan stated, “HeadTrainer is a mobile gaming platform that helps athletes of all ages improve their performance through the enhancement of their cognitive skills. The cognitive training market is expected to reach $7.5 billion in annual revenues by 2020 (source: http://www.prnewswire.com/news-releases/cognitive-assessment-and-training-market-worth-75-billion-usd-by-2020-523210281.html). With our sports-themed games, professional athlete endorsers, and our scientific partners, we believe HeadTrainer is well positioned for growth in this expanding marketplace.”

Mr. Cahill stated, “Training, cognitive learning and mobile gaming markets are already well established with proven revenue models.”

About HeadTrainer, Inc.

Designed and developed in careful coordination with a team of professionals from the fields of science and medicine, the HeadTrainer App is a series of ever-changing, mental workouts that take place in fun, challenging, sports-themed digital environments. The workouts are designed to help athletes, of all ages and skills, assess and improve their cognitive skills. World-class athletes from a variety of sports are part of Team HeadTrainer. The company is based in Charlotte, N.C. Visit www.headtrainer.com for more information.

Cautionary Statement Regarding Forward-Looking Statements

Statements in this Press Release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on many assumptions and estimates and are not guarantees of future performance. These statements may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements including statements regarding expected benefits of the merger. Actual results could differ materially from those projected or forecast in such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. Telehealthcare, Inc. assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Our actual results may differ materially from the results anticipated in these forward-looking statements due to a variety of factors, including, without limitation those set forth as “Risk Factors” in our filings with the Securities and Exchange Commission (“SEC”). There may be other factors not mentioned above or included in the Company’s SEC filings that may cause actual results to differ materially from those projected in any forward-looking statement.

Contact:

HeadTrainer, Inc.

Email: info@headtrainer.com